FORM OF REMARKETING AGREEMENT


                    FORM OF REMARKETING AGREEMENT, dated as of             ,
                                                               --------  --
          1998 (the "Remarketing Agreement") by and between Texas Utilities Company, a Texas corporation (the "Company"), and
                                                                      -----
          not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined in the Purchase Contract Agreement (as defined herein)),
          and                                        ,
              ---------------------------------------  --------------------
          (the "Remarketing Agent").

                                     WITNESSETH:

                    WHEREAS,  the Company  will issue  an  aggregate Stated
          Amount $           of its Securities (the "Securities") under the
                  ----------
          Purchase Contract Agreement, dated as  of           , 1998, by and
                                                    ------  --
          between  the  Purchase  Contract   Agent  and  the  Company  (the
          "Purchase Contract Agreement"); and

                    WHEREAS, the Securities will initially consist of
                      units referred to as "Type A Securities," each such
          -----------
          security consisting of  a    % Series D Senior Note due
                                   ---                           ----------
          issued by the Company in the principal amount of $ (a "Debt Security") and a Purchase Contract issued by the Company ("Purchase Contract") pursuant to the Purchase Contract Agreement
          and           units referred to as "Type B Securities," each such
              ---------
          security consisting of certain U.S. Treasury Securities and a Purchase Contract.

                    WHEREAS, the Debt Securities will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of
                                                                       ----
            , 1998, by and between the Company,                      , as
          --                                    ---------------------
          Collateral Agent, Securities Intermediary and Custodial Agent (the "Collateral Agent") and the Purchase Contract Agent, to secure a Type A Security holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and


                    WHEREAS, the Debt Securities of such holders electing to have their Debt Securities that are not pledged pursuant to the Pledge Agreement remarketed, or of such Type A Security holders who have elected not to settle the Purchase Contracts related to their Type A Security from the proceeds of a Cash Settlement and who have not early settled their Purchase Contracts, will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

                    WHEREAS, the applicable interest rate on the Debt Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Debt Securities should bear in order to have an approximate market value of 100.5% of the aggregate principal amount of the Debt Securities on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company may limit the Reset Spread (a component of the Reset
          Rate) to be no higher than 200 basis points (2%); and

                    WHEREAS, the Company has requested
                                                       -------------------
          ("             ") to act as the Reset Agent and as the Remarketing
            -------------
          Agent and as such to perform the services described herein; and

                    WHEREAS,               is willing to act as Reset Agent
                             -------------
          and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

                    NOW,  THEREFORE,   for  and  in  consideration  of  the
          covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                    Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Pledge Agreement.

                    Section 2.  Appointment and Obligations of  Reset Agent
          and Remarketing Agent. The Company hereby  appoints
                                                              --------------,
          and          hereby  accepts  such  appointment, (i) as the Reset
             ---------
          Agent to determine, and in consultation with the Company and in the manner provided for in the Indenture, the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Debt Securities, enable the Debt Securities, to have an approximate market value of approximately 100.5% of the aggregate principal amount of such Debt Securities, provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%), and (ii)
          as  the   exclusive  Remarketing  Agent  to   remarket  the  Debt
          Securities (a) of Debt Securities holders electing to have their Debt Securities remarketed, or (b) of Type A Security holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to the Remarketing Underwriting Agreement attached hereto as Exhibit A, among the Company, the Purchase Contract Agent and the Remarketing Agent (with such changes as the Company, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Remarketing Underwriting Agreement due to changes in law or facts and circumstances).
          Pursuant  to   the   Remarketing  Underwriting   Agreement,   the
          Remarketing Agent, either as the sole remarketing underwriter or as the representative of a syndicate including the Remarketing Agent and one or more other remarketing underwriters designated by the Remarketing Agent, will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent and any such other remarketing underwriters will purchase, severally, the Debt Securities to be sold by the holder or holders of Debt Securities or Type A Securities on the third Business Day immediately preceding the Purchase Contract Settlement Date and
          will  use   their  reasonable  efforts  to   remarket  such  Debt
          Securities (such purchase and remarketing being hereinafter referred to as the "Remarketing"), at a price of approximately 100.5% of the aggregate principal amount of such Debt Securities plus any accrued and unpaid interest (including any deferred
          interest).   Notwithstanding   the   preceding    sentence,   the
          Remarketing Agent shall not remarket any Debt Securities for a price less than 100% of the aggregate principal amount of such Debt Securities, plus accrued and unpaid interest and shall not be required to purchase any Debt Securities not remarketed. The proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and
          Section 5.4 of the Purchase Contract Agreement (both of which Sections are incorporated herein by reference).

                    Section 3. Fees. With respect to the Remarketing, the Remarketing Agent shall retain as Remarketing Fee an amount not exceeding 25 basis points (.25%), of the aggregate principal amount of the remarketed securities from any amount received in connection with such Remarketing in excess of aggregate principal amount of such remarketed Debt Securities plus any accrued and unpaid interest (including any deferred interest). In addition, the Reset Agent shall receive from the Company a reasonable and customary fee for acting as the Reset Agent (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

                    Section 4. Replacement and Resignation of Remarketing Agent and Reset Agent. (a) The Company may in its absolute
          discretion replace              as the Remarketing Agent and/or as
                             -------------
          the Reset Agent in its capacity hereunder by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

                    (b)               may resign at any time and be
                        -------------
          discharged  from  its duties  and  obligations  hereunder as  the
          Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                    Section 5. Dealing in the Securities. The Remarketing Agent, when acting hereunder or under the Remarketing Underwriting Agreement or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Debt Securities. With respect to any Debt Securities owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                    Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company shall use its reasonable efforts to have a registration statement relating to the Debt Securities effective under the Securities Act of 1933 by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the remarketing underwriter or underwriters under the Remarketing Underwriting Agreement, and shall pay all expenses relating thereto.

                    Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and any other remarketing underwriters to purchase and remarket the Debt Securities, as the case may be, shall be subject to the terms and conditions of the Remarketing Underwriting Agreement.

                    (b) If at any time during the term of this Agreement, any Event of Default (as defined therein) under the Indenture, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture, has occurred and is continuing, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Trustee to give the Remarketing Agent notice of all such defaults and events of which the Trustee is aware.

                    Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to the Remarketing Agent on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full.

                    Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Remarketing Underwriting Agreement.

                    Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    Section 11. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Debt Securities are outstanding.

                    Section 12. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent
          of                     as the Remarketing  Agent and the Purchase
            --------------------
          Contract Agent. The rights and obligations of               as the
                                                        -------------
          Remarketing Agent and/or as the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the
          benefit of and be binding upon the Company and             as the
                                                         ------------
          Remarketing Agent and/or as the Reset Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

                    Section 13. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

                    Section  14. Severability.  If  any  provision of  this
          Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                    Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                    Section 16. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

                    Section 17. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Texas Utilities Company, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer; if to the Remarketing Agent or
          Reset Agent,                                     ;  and if to the
                       ------------------------------------
          Purchase Contract Agent,                       , or to such other
                                   ----------------------
          address as any of the above shall specify to the other in writing.

                    IN WITNESS WHEREOF, each of the Company, the Remarketing Agent and the Purchase Contract Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                        TEXAS UTILITIES COMPANY



                                        By:
                                           ----------------------------
                                            Name:
                                            Title:


          CONFIRMED AND ACCEPTED:


          ---------------------------------

          ---------------------------------
          By:
               ----------------------------
               Authorized Signatory



          ---------------------------------
          not individually but solely as
          Purchase Contract Agent and as
          attorney-in-fact for the holders
          of the Purchase Contracts


          By:
               ------------------------------------
               Name:
               Title:

                                                               Exhibit A to
                                                      Remarketing Agreement


                      FORM OF REMARKETING UNDERWRITING AGREEMENT



               ------------------------------------------------------  (the
          "Remarketing Underwriter") hereby agrees, subject to the terms and conditions herein set forth or incorporated herein, to purchase the Debt Securities as set forth in Schedule I hereto, that have been tendered by the holders of the Type A Securities
          for sale on               .
                      --------------

               1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the purchase contract agreement (the "Purchase Contract Agreement"), the pledge agreement (the "Pledge Agreement"), the underwriting
          agreement, dated               , between the Company and
                           --------------
                        , as underwriters with respect to the issuance and
          --------------
          sale of the Securities (the "Underwriting Agreement"), and the Indenture (For Unsecured Debt Securities Series D), dated
                     , between                         and the Company (the
          -----------          -----------------------
          "Indenture").

               2. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Underwriter or the Company) by applicable law, the Company has filed with the
          Securities  and  Exchange  Commission,   and  there  has   become
          effective, a registration statement on Form S-3 (No. 333-      ),
                                                                   ------
          including a prospectus, relating  to the  Debt Securities.  Such
          registration statement,  as  amended  to  the   date  of  this
          Agreement, is hereinafter referred to as the "Registration Statement", the prospectus included in the Registration Statement is hereinafter referred to as the "Basic Prospectus" and the Basic Prospectus, as amended or supplemented to the date of this Agreement to relate to the Debt Securities and to the remarketing of the Debt Securities, is hereinafter referred to as the "Final Prospectus" (including in each case all documents incorporated by reference).

               3.   Provisions Incorporated by Reference.

                    (a) Subject to Section 3(b), the provisions of Sections
               and     of the Underwriting Agreement shall be incorporated,
          ----     ----
          as applicable into this Agreement and made applicable to the obligations of the Remarketing Underwriter, except as explicitly amended hereby.

                    (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" or the "Representative" or "Representatives", as the case may be, shall be deemed to refer to the Remarketing Underwriter; (ii) all references therein to the "Securities" which are the subject thereof shall be deemed to refer to the Debt Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date");
          (iv) all references therein to the "Registration Statement", the "Basic Prospectus" and the "Final Prospectus" shall be deemed to refer to the Registration Statement, the Basic Prospectus and the Final Prospectus, respectively, as defined herein.

               4.   Purchase  and  Sale;   Remarketing  Underwriting   Fee.
          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Underwriter agrees to purchase from the registered holder or holders thereof in the manner specified in
          Section 5 hereof, the principal amount of remarketed Debt Securities set forth in Schedule I hereto at a purchase price not less than 100% of the aggregate principal amount of such Debt Securities, plus any accrued and unpaid interest thereon. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Underwriter a Remarketing Underwriting Fee equal to an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Debt Securities, from any amount received from such Remarketing in excess of the aggregate principal amount of such remarketed Debt Securities, plus any accrued and unpaid interest.

               5.   Delivery  and  Payment.  Delivery  of  payment for  the
          remarketed  Debt  Securities  and   payment  of  the  Remarketing
          Underwriting Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five business days after such date as the Remarketing representatives shall designate), which date and time may be postponed by agreement between the Remarketing Underwriter, the Company, and the registered holder or holders thereof. Delivery of the remarketed Debt Securities and payment of the Remarketing Underwriting Fee shall be made to the Remarketing Underwriter [to or upon the order of the [registered holder or holders of the remarketed Debt Securities] by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds] [in immediately available funds by wire transfer to an account or accounts designated by the [Company] [registered holder or holders of the remarketed Debt Securities]] or, if the remarketed Debt Securities are represented by a Global Security, by any method of transfer agreed upon by the Remarketing Underwriter and the Depositary for the Debt Securities under the Indenture.

               [It is understood that any registered holder or, if the Debt Securities are represented by a Global Security, any beneficial owner, that has an account at the Remarketing Underwriter and tenders its Debt Securities through such account will not be required to pay any fee or commission to the Remarketing Underwriter.]

                    If the Debt Securities are not represented by a Global Security, certificates for the Debt Securities shall be registered in such names and denominations as the Remarketing Underwriter may request not less than three full business days in advance of the Remarketing Closing Date, and the Company, and the [registered holder or holders thereof] agree to have such certificates available for inspection, packaging and checking by the Remarketing Underwriter in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

                    6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Texas Utilities Company, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer; if to the Remarketing Agent or
          Reset Agent, to                 ; and if to the Purchase Contract
                          ----------------
          Agent, to                          , or to such other address as
                    -------------------------
          any of the above shall specify to the other in writing.

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Remarketing Underwriters.

                                   Very truly yours,

                                   TEXAS UTILITIES COMPANY


                                   By:
                                      -------------------------------
                                        Name:
                                        Title:

          CONFIRMED AND ACCEPTED:


          --------------------------------

          --------------------------------
          By:
             ------------------------------------
             Authorized Signatory


                                             not individually but solely as
          ----------------------------------
          Purchase Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts


          By:
               ------------------------------------
               Name:
               Title:

                                                                 SCHEDULE I



          Title of Securities:     % Series D Senior Notes due
                                ---                            ----

          Principal Amount of Securities:  $


          Underwriting Agreement, dated as of           , 1998, between the
                                              ------- --
          Company and
                      ---------------------------------------

          Remarketing [Underwriting] Fee:     %  ($          )


          Remarketing Closing Date, Time and Location: